                                                                     Exhibit 99.

                                                                    NEWS RELEASE
                                                           FOR IMMEDIATE RELEASE


     PICO HOLDINGS, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2002 RESULTS
  & FILES AMENDED 2001 FORM 10-K/A TO REVISE PRIOR PERIOD FINANCIAL STATEMENTS

     (LA JOLLA, CALIFORNIA)--MARCH 31, 2003-- PICO Holdings, Inc. (NASDAQ: PICO) reported shareholders' equity of $221 million, or $17.86 per share, at December 31, 2002, compared to shareholders' equity of $207.9 million as restated, or $16.81, at the end of 2001. Book value per share increased by 6.2% during 2002.

     Net income for 2002 was $5.9 million ($0.48 per diluted share), compared to net income of $5.1 million ($0.41 per diluted share) as restated in 2001.

     Immediately prior to filing PICO's 2002 Form 10-K Annual Report with the SEC earlier today, we filed an amendment to our 2001 Form 10-K to reflect accounting adjustments related to various equity securities in the Property & Casualty Insurance, Medical Professional Liability Insurance, and Long Term Holdings segments. Consequently, the Company's consolidated financial statements for all years from 1996 to 2001, inclusive, have been restated from the amounts previously reported. The restatement had the cumulative effect of increasing total shareholders' equity as previously reported at December 31, 2001 by approximately $1.3 million, or 0.6%. The restatement affected net income and EPS as previously reported for all years from 1996 to 2001, inclusive, and resulted in a total reduction in retained earnings of $11.3 million at December 31, 2001.

     Commenting on the restatement of the prior period financial statements, John Hart, PICO's President and Chief Executive Officer, said:

     "Our previously issued financial statements have been restated to reflect accounting changes to several equity securities. First, we recorded charges for other-than-temporary impairment in the value of various equity securities in earlier accounting periods. For equity securities accounted for under SFAS No. 115, "Investment in Certain Equity and Debt and Securities," we must recognize a decline in the market value of securities as a realized loss through the statement of operations if the decline is determined to be other-than-temporary, primarily due to the extent and duration of the decline in market value. The decline in value of these equity securities had been reflected in shareholders' equity, and the provisions simply reclassified the decline from shareholders' equity to the statement of operations. Second, we restated our previously issued financial statements to eliminate the equity method of accounting for our holding in Jungfraubahn Holding AG. In our previously issued financial statements, we had applied the equity method to Jungfraubahn from our initial purchase until April 1, 2001. The effects of the restatement have been presented in Note 22 of Notes to the Consolidated Financial Statements, "Restatement of Previously Reported Financial Information" in the 2001 Form 10-K/A, and have been reflected in the financial information in the 2001 Form 10-K/A.

     "While we are disappointed to have restated our previously reported financial statements, it is important to note that the changes relate to the accounting of a limited number of equity securities only, and that no changes were made to the results of our wholly-owned businesses. Combined, the accounting adjustments lead to a $1.3 million increase in shareholders' equity from that previously reported at December 31, 2001."

     The 2002 result consisted of $3.9 million in net income before a change in accounting principle ($0.32 per diluted share), and a change in accounting principle related to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Intangible Assets," which increased income by $2 million after-tax ($0.16 per diluted share).

     In 2001, net income as restated consisted of $6.1 million in income before a change in accounting principle ($0.49 per diluted share), and a change in accounting principle related to the adoption of Statement of Financial Accounting Standards No. 133, "Accounting For Derivative Instruments and Hedging Activities," which reduced income by $981,000 ($0.08 per diluted share).


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


PICO Holdings, Inc.
2002 Results
Page 2


     In the fourth quarter of 2002, PICO earned net income of $967,000 ($0.08 per diluted share), compared to net income of $7.2 million ($0.58 per share) in the fourth quarter of 2001. During the final quarter of 2002, shareholders' equity increased by $3.4 million ($0.28 per share).

     Commenting on the Company's progress in 2002, PICO's President and Chief Executive Officer, John Hart, said:

     "Our objective is to generate superior long-term growth in shareholders' equity, as measured by book value per share. In addition to our book value per share increase of 6.2% during 2002, we continued development of a number of large assets which should contribute to earnings and growth in book value per share in future years.

     "Our largest business, Vidler Water Company, is the leading private water development company in the southwestern United States. We develop new sources of water for municipal and industrial use, and necessary storage infrastructure to facilitate the efficient allocation of available water supplies. Vidler's activities are concentrated in Nevada and Arizona, arid states which are leading the country in population growth and new home construction.

     "During 2002, Vidler sold a total of 4,125 acre-feet of water rights and related land in the Harquahala Valley for $6.2 million in revenues and $2.5 million in gross margin. We own or have the right to acquire more than 49,500 acre-feet of transferable ground water in the Harquahala Valley, approximately 75 miles northwest of Phoenix. We believe that this is the most practical and competitive source of additional water to support the growth of the west side cities area of greater metropolitan Phoenix, one of the fastest growing urban areas in the nation. Further sales of Harquahala Valley ground water for industrial and municipal use will be a particular focus this year.

     "Vidler now has approximately 14,000 acre-feet of water in storage at the Vidler Arizona Recharge Facility, the only permitted, completed private water storage facility in Arizona. Given that Arizona is the only southwestern state with surplus flows of water available for storage, we believe that Vidler's is the only private water storage facility where it is practical to bank, or store, water for use in other states, a process known as interstate banking.

     "Another highlight in 2002 was Vidler being awarded new water rights to support new growth at Primm, Nevada and in Lincoln County, Nevada.

     "In 2002, Nevada Land generated $3.1 million in revenues and $1.8 million in gross margin from the sale of 28,451 acres of land and 2,860 acre-feet of permitted water rights, a gross margin percentage of 59%. As well as continuing to steadily sell smaller properties, we are marketing three ranch properties and working on alternatives to divest larger tracts of land with environmental, historical, or cultural value."

     PICO's Chairman Ron Langley added:

     "With the sale of Sequoia Insurance Company expected to close on Monday, March 31, 2003, insurance will be a much smaller part of the group in future. We estimate that the sale proceeds will be approximately $42.5 million before selling costs. Sequoia generated $2.8 million in net income in 2002, but given the current pricing, regulatory and rating environment, as well as potentially higher returns elsewhere, we firmly believe that value will be maximized by sale of the company now. Physicians Insurance Company of Ohio and Citation are diminishing in size and importance as their claims reserves run off, however both companies made a worthwhile contribution to our 2002 results, principally due to favorable development in prior year loss reserves.

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

PICO Holdings, Inc.
2002 Results
Page 3


     "At the end of 2002, we had almost $40 million in cash and short term securities. We are reviewing opportunities in the U.S. and selected foreign countries to replace our interest in Australian Oil & Gas, which was sold in 2002 at a total pre-tax gain of approximately $8.7 million. We seek to acquire businesses and interests in businesses which are undervalued on our fundamental analysis of assets, earnings, and cash flow. We are most interested in long-established businesses, with a history of operating successfully through industry cycles, recessions, and geo-political disruptions, in basic, `old economy' industries. Typically, the business will be generating free cash flow and have a low level of debt, or, alternatively, strong interest coverage ratios or the ability to realize surplus assets. As well as being undervalued, the business must have special qualities, such as unique assets. We are also interested in acquiring companies where the real value is in land and other tangible assets, rather than in its operating business.

     "The following summary is provided as a supplement to the financial statements contained in our 10-K, to illustrate the relative size of PICO's assets and activities."

--------------------------------------------------------------------------------
SEGMENT                                      NET BOOK VALUE          PERCENTAGE

Vidler Water Company                          $60.8 million               27.5%
Nevada Land & Resource Company                 59.5 million               26.9%
Insurance Operations in Run Off                15.9 million                7.2%
Business Acquisitions & Financing:
   Jungfraubahn                                24.0 million               10.9%
    Other, net                                 22.0 million                9.9%
Discontinued Operations                        38.8 million               17.6%
                                           -----------------       -------------
Shareholders' Equity                         $221.0 million              100.0%
--------------------------------------------------------------------------------


2002 FULL YEAR SEGMENT RESULTS OF OPERATIONS

Our 2002 Form 10-K, which is being filed with the Securities and Exchange Commission today, contains a large amount of information about our operations and investments, and we urge investors to read it.

Our full year segment results of operations are:

   --------------------------------------------------------------------------------------------------------------
                                                                                  2002                 2001
   INCOME (LOSS) BEFORE TAXES, MINORITY INTEREST, & ACCOUNTING CHANGE
   BY OPERATING SEGMENT:

   Vidler Water Company                                                         $  (897,000)       $  4,989,000
   Nevada Land & Resource Company                                                   484,000             131,000
   Business Acquisitions and Financing                                           (1,181,000)        (15,288,000)
   Insurance Operations in Run Off                                                4,300,000          15,996,000
                                                                             ----------------     ---------------
   INCOME BEFORE TAXES, MINORITY INTEREST, & ACCOUNTING CHANGE                  $ 2,706,000        $  5,828,000
   Income Tax Provision                                                          (2,050,000)         (2,409,000)
   Minority Interest                                                                454,000             358,000
   Income from discontinued operations, net                                       2,834,000           2,318,000
                                                                             ----------------     ---------------
   NET INCOME BEFORE ACCOUNTING CHANGE                                          $ 3,944,000         $ 6,095,000
   Cumulative effect of change in accounting principle                            1,985,000             981,000)
                                                                             ----------------     ---------------
   NET INCOME                                                                   $ 5,929,000         $ 5,114,000
   --------------------------------------------------------------------------------------------------------------

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

PICO Holdings, Inc.
2002 Results
Page 4


FOURTH QUARTER SEGMENT RESULTS OF OPERATIONS
Our segment results of operations for the fourth quarter are:

   --------------------------------------------------------------------------------------------------------------
                                                                                   2002                 2001
   INCOME (LOSS) BEFORE TAXES & MINORITY INTEREST BY OPERATING SEGMENT:
   Vidler Water Company                                                         $  (808,000)          $   273,000
   Nevada Land & Resource Company                                                 1,128,000              (190,000)
   Business Acquisitions and Financing                                          $(3,849,000)           12,896,000
   Insurance Operations in Run Off                                                3,001,000            (3,891,000)
                                                                             ----------------     ---------------
   INCOME (LOSS) BEFORE TAXES & MINORITY INTEREST                               $  (528,000)          $ 9,088,000
   Income Tax Provision                                                             (95,000)           (3,609,000)
   Minority Interest                                                                 76,000                74,000
   Income from discontinued operations, net                                       1,514,000             1,667,000
                                                                             ----------------     ---------------
   NET INCOME                                                                   $   967,000           $ 7,220,000
   --------------------------------------------------------------------------------------------------------------

OTHER INFORMATION AND WHERE TO FIND IT

     PICO's Form 10-K report for 2002 is being filed with the SEC on March 31, 2003. This contains detailed information about our investment philosophy, principal activities and assets, recent developments, and current outlook. The report can be accessed on-line via our web-site (www.picoholdings.com), or you can call Carlene Wilbur (614-475-3178 ext. 255) to request a paper copy.

     This press release contains "forward-looking statements" within the meaning of securities law. These include, but are not limited to, statements about the company's operations and our future expectations. These statements reflect our current views about future events which could affect our financial performance. Although we aim to promptly disclose any new development which will have a material effect on PICO, we do not undertake to update all forward-looking statements. You should not place undue reliance on forward-looking statements because they are subject to various risks and uncertainties (including those listed under "Risk Factors" and elsewhere in our SEC filings) which could cause actual results to differ materially from such forward-looking statements or from our past results.

                                     # # #


CONTACT: RAYMOND WEBB      CHIEF INVESTMENT ANALYST     (858) 456-6022 EXT. 234